Exhibit 10.4

(1 of 2)

PRESIDENT - ROBERT C. BARG VICE PRESIDENTS ALLEN E. EVANS, JR. RANDOLPH K. GREEN JOHN G. HATTNER C. H. (SCOTT) REES III DANNY S. SIMMONS DAN PAUL SMITH THOMAS M. SOUERS

February 1, 2010

Ing. Carlos A. Morales Gil

Director General

Pemex Exploración y Producción

Avenida Marina Nacional 329

Torre Ejecutiva, Piso 41

México D.F. 11311

México

Dear Ing. Morales:

In accordance with your request, we have audited the estimates prepared January 18, 2010, by Pemex Exploración y Producción (PEP), as of January 1, 2010, of the gross (100 percent) proved reserves in 25 Northeastern Marine Region fields in the Bay of Campeche, offshore west of the Yucatan Peninsula of Mexico. It is our understanding that the proved reserves estimates shown herein constitute approximately 48 percent of all proved reserves owned by PEP. We have examined the estimates with respect to reserves quantities, reserves categorization, and future producing rates, using the definitions set forth in U.S. Securities and Exchange Commission (SEC) Regulation S-X Rule 4-10(a). The estimates of reserves have been prepared in accordance with the definitions and guidelines of the SEC and conform to the FASB Accounting Standards Codification Topic 932, Extractive Activities—Oil and Gas. This report has been prepared for Petróleos Mexicanos’ use in filing with the SEC.

The following table sets forth PEP’s estimates of the gross (100 percent) reserves, as of January 1, 2010, for the audited properties:

Category	Gross (100 Percent) Reserves
	Crude Oil (MMBBL)	Condensate (MMBBL)	Plant Liquids (MMBBL)	Dry Gas(1) (MMBOE)	BOE (MMBBL)
Proved Developed Producing	3,579.2	77.8	86.7	168.1	3,911.8
Proved Developed Non-Producing	1,079.4	53.1	42.1	81.7	1,256.3
Proved Undeveloped	1,432.4	24.6	28.5	58.1	1,543.7

Total Proved	6,091.0	155.6	157.4	307.9	6,711.8

Totals may not add because of rounding.

(1)	Dry gas reserves are the dry, sweetened gas available for sale by Pemex Gas y Petroquímica Básica at the tailgate of the processing plants.

Crude oil, condensate, plant liquids, and barrels of oil equivalent (BOE) volumes are expressed in millions of barrels (MMBBL); a barrel is equivalent to 42 United States gallons. Dry gas volumes are expressed in millions of barrels of oil equivalent (MMBOE), determined using dry gas conversion factors provided by PEP.

When compared on a field-by-field basis, some of the estimates of PEP are greater and some are less than the estimates of Netherland, Sewell International, S. de R.L. de C.V. However, in our opinion the estimates of PEP’s gross reserves shown herein are, in the aggregate, reasonable and have been prepared in accordance with generally accepted petroleum engineering and evaluation principles. These principles are set forth in the

1601 ELM STREET, SUITE 4500 • DALLAS, TEXAS 75201-4754 • PH: 214-969-5401 • FAX: 214-969-5411

Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers. We are satisfied with the methods and procedures used by PEP in preparing the January 1, 2010, estimates of reserves, and with consideration given to the variations on a field-by-field basis as noted above, we saw nothing of an unusual nature that would cause us to take exception with the estimates, in the aggregate, as prepared by PEP.

The estimates shown herein are for proved reserves only. PEP’s estimates do not include probable or possible reserves that exist for these properties. Reserves categorization conveys the relative degree of certainty; reserves subcategorization is based on development and production status. The estimates of reserves included herein have not been adjusted for risk.

Prices used by PEP are based on the 12-month unweighted arithmetic average of the first-day-of-the-month price for the period January through December 2009. All prices are held constant throughout the lives of the properties.

Lease and well operating costs used by PEP are based on historical operating expense records. These costs include district and regional overhead expenses along with costs incurred at the field level. No headquarters general and administrative overhead expenses of PEP or Petróleos Mexicanos are included. Lease and well operating costs are held constant throughout the lives of the properties. PEP’s estimates of capital costs are included as required for workovers, new development wells, and facilities, such as production equipment, pipelines, platforms, and nitrogen rejection plants. The future capital costs are held constant to the date of expenditure.

The reserves shown in this report are estimates only and should not be construed as exact quantities. Proved reserves are those quantities of oil and gas which, by analysis of engineering and geoscience data, can be estimated with reasonable certainty to be economically producible. If the reserves are recovered, the revenues therefrom and the costs related thereto could be more or less than the estimated amounts. Because of governmental policies and uncertainties of supply and demand, the sales rates, prices received for the reserves, and costs incurred in recovering such reserves may vary from assumptions made while preparing these estimates. Estimates of reserves may increase or decrease as a result of future operations, market conditions, or changes in regulations.

This audit was based on an independent reserves study of PEP’s oil and gas properties for 25 fields located in the Northeastern Marine Region. Our audit consisted primarily of a detailed review of all properties making up the total proved reserves in the Northeastern Marine Region. In the conduct of our audit, we have not independently verified the accuracy and completeness of information and data furnished by PEP with respect to oil and gas production, well test data, historical costs of operation and development, product prices, or any agreements relating to current and future operations of the properties and sales of production. However, if in the course of our examination something came to our attention that brought into question the validity or sufficiency of any such information or data, we did not rely on such information or data until we had satisfactorily resolved our questions relating thereto or had independently verified such information or data. We used standard engineering and geoscience methods, or a combination of methods, such as performance analysis, volumetric analysis, analogy, and reservoir modeling, that we considered to be appropriate and necessary to establish the conclusions set forth herein. Our audit did not include a review of PEP’s overall reserves management processes and practices.

In evaluating the information at our disposal concerning this audit, we have excluded from our consideration all matters as to which the controlling interpretation may be political, socioeconomic, legal, or accounting, rather than engineering and geoscience. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering and geoscience data; therefore, our conclusions necessarily represent only informed professional judgment.

Supporting data documenting this audit, along with data provided by PEP, are on file in our office. The technical persons responsible for conducting this audit meet the requirements regarding qualifications, independence, objectivity, and confidentiality set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers. We are independent petroleum engineers, geologists, geophysicists, and petrophysicists; we do not own an interest in these properties and are not employed on a contingent basis.

Sincerely,

NETHERLAND, SEWELL INTERNATIONAL, S. DE R.L. DE C.V.

By:	/s/ Robert C. Barg
Robert C. Barg, P.E.
President

By:	/s/ Randolph K. Green	By:	/s/ John G. Hattner
	Randolph K. Green, P.E. 72951		John G. Hattner, P.G. 559
	Vice President		Vice President

Date Signed: February 1, 2010		Date Signed: February 1, 2010

RKG:VLG

Please be advised that the digital document you are viewing is provided by Netherland, Sewell International, S. de R.L. de C.V. (NSI) as a convenience to our clients. The digital document is intended to be substantively the same as the original signed document maintained by NSI. The digital document is subject to the parameters, limitations, and conditions stated in the original document. In the event of any differences between the digital document and the original document, the original document shall control and supersede the digital document.

Exhibit 10.4

(2 of 2)

PRESIDENT - ROBERT C. BARG VICE PRESIDENTS ALLEN E. EVANS, JR. RANDOLPH K. GREEN JOHN G. HATTNER C. H. (SCOTT) REES III DANNY S. SIMMONS DAN PAUL SMITH THOMAS M. SOUERS

February 1, 2010

Ing. Carlos A. Morales Gil

Director General

Pemex Exploración y Producción

Avenida Marina Nacional 329

Torre Ejecutiva, Piso 41

México D.F. 11311

México

Dear Ing. Morales:

In accordance with your request, we have audited the estimates prepared January 18, 2010, by Pemex Exploración y Producción (PEP), as of January 1, 2010, of the gross (100 percent) proved reserves in 120 fields located in the Southern Region of Mexico. It is our understanding that the proved reserves estimates shown herein constitute approximately 29 percent of all proved reserves owned by PEP. We have examined the estimates with respect to reserves quantities, reserves categorization, and future producing rates, using the definitions set forth in U.S. Securities and Exchange Commission (SEC) Regulation S-X Rule 4-10(a). The estimates of reserves have been prepared in accordance with the definitions and guidelines of the SEC and conform to the FASB Accounting Standards Codification Topic 932, Extractive Activities—Oil and Gas. This report has been prepared for Petróleos Mexicanos’ use in filing with the SEC.

The following table sets forth PEP’s estimates of the gross (100 percent) reserves, as of January 1, 2010, for the audited properties:

Category	Gross (100 Percent) Reserves
	Crude Oil (MMBBL)	Condensate (MMBBL)	Plant Liquids (MMBBL)	Dry Gas(1) (MMBOE)	BOE (MMBBL)
Proved Developed Producing	1,216.9	23.7	236.4	387.5	1,864.5
Proved Developed Non-Producing	566.0	10.7	97.2	162.2	836.2
Proved Undeveloped	762.4	27.0	214.8	331.3	1,335.5

Total Proved	2,545.3	61.4	548.4	881.0	4,036.1

Totals may not add because of rounding.

(1)	Dry gas reserves are the dry, sweetened gas available for sale by Pemex Gas y Petroquímica Básica at the tailgate of the processing plants.

Crude oil, condensate, plant liquids, and barrels of oil equivalent (BOE) volumes are expressed in millions of barrels (MMBBL); a barrel is equivalent to 42 United States gallons. Dry gas volumes are expressed in millions of barrels of oil equivalent (MMBOE), determined using dry gas conversion factors provided by PEP.

When compared on a field-by-field basis, some of the estimates of PEP are greater and some are less than the estimates of Netherland, Sewell International, S. de R.L. de C.V. However, in our opinion the estimates of PEP’s gross reserves shown herein are, in the aggregate, reasonable and have been prepared in accordance with generally accepted petroleum engineering and evaluation principles. These principles are set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the

1601 ELM STREET, SUITE 4500 • DALLAS, TEXAS 75201-4754 • PH: 214-969-5401 • FAX: 214-969-5411

Society of Petroleum Engineers. We are satisfied with the methods and procedures used by PEP in preparing the January 1, 2010, estimates of reserves, and with consideration given to the variations on a field-by-field basis as noted above, we saw nothing of an unusual nature that would cause us to take exception with the estimates, in the aggregate, as prepared by PEP.

The estimates shown herein are for proved reserves only. PEP’s estimates do not include probable or possible reserves that exist for these properties. Reserves categorization conveys the relative degree of certainty; reserves subcategorization is based on development and production status. The estimates of reserves included herein have not been adjusted for risk.

Prices used by PEP are based on the 12-month unweighted arithmetic average of the first-day-of-the-month price for the period January through December 2009. All prices are held constant throughout the lives of the properties.

Lease and well operating costs used by PEP are based on historical operating expense records. These costs include district and regional overhead expenses along with costs incurred at the field level. No headquarters general and administrative overhead expenses of PEP or Petróleos Mexicanos are included. Lease and well operating costs are held constant throughout the lives of the properties. PEP’s estimates of capital costs are included as required for workovers, new development wells, and production equipment. The future capital costs are held constant to the date of expenditure.

The reserves shown in this report are estimates only and should not be construed as exact quantities. Proved reserves are those quantities of oil and gas which, by analysis of engineering and geoscience data, can be estimated with reasonable certainty to be economically producible. If the reserves are recovered, the revenues therefrom and the costs related thereto could be more or less than the estimated amounts. Because of governmental policies and uncertainties of supply and demand, the sales rates, prices received for the reserves, and costs incurred in recovering such reserves may vary from assumptions made while preparing these estimates. Estimates of reserves may increase or decrease as a result of future operations, market conditions, or changes in regulations.

This audit was based on an independent reserves study of PEP’s oil and gas properties for the 120 fields located in the Southern Region. Our audit consisted primarily of a detailed review of certain properties making up approximately 81 percent of the total proved reserves in the Southern Region. In the conduct of our audit, we have not independently verified the accuracy and completeness of information and data furnished by PEP with respect to oil and gas production, well test data, historical costs of operation and development, product prices, or any agreements relating to current and future operations of the properties and sales of production. However, if in the course of our examination something came to our attention that brought into question the validity or sufficiency of any such information or data, we did not rely on such information or data until we had satisfactorily resolved our questions relating thereto or had independently verified such information or data. We used standard engineering and geoscience methods, or a combination of methods, such as performance analysis, volumetric analysis, analogy, and reservoir modeling, that we considered to be appropriate and necessary to establish the conclusions set forth herein. Our audit did not include a review of PEP’s overall reserves management processes and practices.

In evaluating the information at our disposal concerning this audit, we have excluded from our consideration all matters as to which the controlling interpretation may be legal or accounting, rather than engineering and geoscience. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering and geoscience data; therefore, our conclusions necessarily represent only informed professional judgment.

Supporting data documenting this audit, along with data provided by PEP, are on file in our office. The technical persons responsible for conducting this audit meet the requirements regarding qualifications, independence, objectivity, and confidentiality set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers.

We are independent petroleum engineers, geologists, geophysicists, and petrophysicists; we do not own an interest in these properties and are not employed on a contingent basis.

Sincerely, NETHERLAND, SEWELL INTERNATIONAL, S. DE R.L. DE C.V.

By:	/s/ Robert C. Barg
Robert C. Barg, P.E.
President

By:	/s/ Dan Paul Smith	By:	/s/ Allen E. Evans, Jr.
	Dan Paul Smith, P.E. 49093		Allen E. Evans, Jr., P.G. 1286
	Vice President		Vice President

Date Signed: February 1, 2010		Date Signed: February 1, 2010

DPS: ART

Please be advised that the digital document you are viewing is provided by Netherland, Sewell International, S. de R.L. de C.V. (NSI) as a convenience to our clients. The digital document is intended to be substantively the same as the original signed document maintained by NSI. The digital document is subject to the parameters, limitations, and conditions stated in the original document. In the event of any differences between the digital document and the original document, the original document shall control and supersede the digital document.